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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No.'s 33-13793 and 33-34301) and Form S-8 (No.'s 33-18932, 33-29291, 33-35091, 33-37696, 33-37697, 33-37698, 33-55596, 33-73040, 333-15113, 333-88295, 333-55556, 33-103677, 333-134977 and 333-161540) of Candela Corporation and subsidiaries of our report dated October 1, 2009, relating to the consolidated financial statements and schedule of Candela Corporation which appears in this Form 10-K.

/s/ BDO SEIDMAN, LLP
Boston, Massachusetts October 1, 2009

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  Exhibit 23.1